UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-05021250
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

105 Baishi Road
Jiuzhou West Avenue
Zhuhai 519070
People’s Republic of China	N/A
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Amendment No. 1 on Form 8-A/A amends the Form 8-A (File No. 001-33709) filed by the registrant with the Securities and Exchange Commission on September 27, 2007. The Company is filing this amendment in connection with the transfer of the listing of its Common Stock from the American Stock Exchange to the NASDAQ Stock Market LLC, where the last day of trading on the American Stock Exchange is expected to be June 9, 2008.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share of China Architectural Engineering, Inc. (the “Registrant”) contained in its Registration Statement on Form 8-A (File No. 001-33709) filed with the Securities and Exchange Commission on September 27, 2007, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description, is incorporated by reference into this registration statement.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA ARCHITECTURAL ENGINEERING, INC.
Date: June 9, 2008
	By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer